EXHIBIT 12
                                ASHLAND INC.
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               (In millions)

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

                                                                                                              Three months ended
                                                                  Years ended September 30                        December 31
                                                  ---------------------------------------------------------  ----------------------
                                                       2000       2001        2002        2003        2004        2003        2004
                                                  ----------  ---------   ---------   ---------  ----------  ----------  ----------
EARNINGS

Income from continuing operations                 $     272   $    390    $    115    $     94   $     398   $      39   $      94
Income taxes                                            179        266          68          44         150          23          55
Interest expense                                        189        160         133         121         112          28          28
Interest portion of rental expense                       39         40          35          33          35           8           9
Amortization of deferred debt expense                     2          2           2           2           2           1           -
Distributions in excess of (less than) earnings
    of unconsolidated affiliates                       (113)       (91)         20         (98)       (263)        110        (145)
                                                  ----------  ---------   ---------   ---------  ----------  ----------  ----------
                                                  $     568   $    767    $    373    $    196   $     434   $     209   $      41
                                                  ==========  =========   =========   =========  ==========  ==========  ==========

FIXED CHARGES

Interest expense                                  $     189   $    160    $    133    $    121   $     112   $      28   $      28
Interest portion of rental expense                       39         40          35          33          35           8           9
Amortization of deferred debt expense                     2          2           2           2           2           1           -
                                                  ----------  ---------   ---------   ---------  ----------  ----------  ----------
                                                  $     230   $    202    $    170    $    156   $     149   $      37   $      37
                                                  ==========  =========   =========   =========  ==========  ==========  ==========

RATIO OF EARNINGS TO FIXED CHARGES                     2.47       3.80        2.19        1.26        2.91        5.65        1.11

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